Exhibit 99.1
VOTING AGREEMENT AND IRREVOCABLE PROXY
     This Voting Agreement and Irrevocable Proxy dated as of May 6, 2009 (this “Agreement”) is among each of the individuals or entities listed on a signature page hereto (each, a “Shareholder") and Cenveo, Inc., a Colorado corporation (“Parent”). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date of this Agreement (the “Merger Agreement") among Parent, NM Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Nashua Corporation, a Massachusetts corporation (the “Company”).
     Each Shareholder is a principal shareholder or director or executive officer of the Company and owns the number of shares of Company Common Stock set forth next to his, her or its name on Schedule A (the “Schedule A Shares") and the securities exercisable or exchangeable for, or convertible into, Company Common Stock set forth next to his, her or its name on Schedule A (together with the Schedule A Shares, the “Schedule A Securities”).
     Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into the Merger Agreement, which provides for, among other things, the merger of Merger Sub and the Company upon the terms and subject to the conditions set forth therein.
     As a condition to Parent’s willingness to enter into the Merger Agreement, Parent has required each Shareholder to enter into this Agreement.
     In consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound, the parties agree as follows:
     Section 1. Covenants of the Shareholders.
          (a) During the period beginning on the date of this Agreement and ending on the earlier of (x) the Effective Time and (y) the termination of the Merger Agreement in accordance with its terms (the “Agreement Period”), each Shareholder hereby agrees to:
          (i) be present, in person or represented by proxy, at each meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, so that all of such Shareholder’s Schedule A Shares and all of the other shares of Company Common Stock and other shares of capital stock of the Company that such Shareholder becomes entitled to vote after the date of this Agreement (together with the Schedule A Shares, the “Shares") may be counted for purposes of determining the presence of a quorum at such meeting;
          (ii) at each such meeting, and at any adjournment or postponement thereof, vote (and in connection with any solicitation for a written consent, timely execute and deliver a written consent with respect to) the Shares to: (A) approve and adopt the Merger Agreement and all agreements related to the Merger and any action required in furtherance thereof; and (B) without limitation of the preceding clause (A), approve any proposal to adjourn or postpone the Company Shareholders Meeting to a later date if there are not sufficient votes for approval and adoption of the Merger Agreement on the date on which the Company Shareholders Meeting is held; and
          (iii) at each such meeting, and at any adjournment or postponement thereof, vote against (and in connection with any solicitation for a written consent, withhold and not grant such Shareholder’s consent with respect to): (A) any action or agreement that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, or prevent or delay the consummation of the transactions contemplated by the Merger Agreement and (B) any Acquisition Proposal (other than the Merger) and any action required in furtherance thereof.
          (b) During the Agreement Period, each Shareholder will not, directly or indirectly: (i) solicit or initiate the making of, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; (ii) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Representatives) in connection with any Acquisition Proposal; or (iii) publicly announce that he, she or it is considering approving or recommending any Acquisition Proposal; provided, however, that, prior to the No-Shop Period Start Time, a Shareholder that is an entity may, at the request of the Board of Directors of the Company, take any action that the Company is permitted to take pursuant to Section 5.6(a) of the Merger Agreement if and for so long as the Acquisition Proposal Obligations are satisfied. Each Shareholder agrees to notify Parent promptly (but in no event later than one Business Day) after receipt by such Shareholder (in its capacity as such) of any Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Person that such Shareholder reasonably believes is seeking to make, or has made, an Acquisition Proposal. Notwithstanding anything in this Section 1(b) to the contrary (and without limitation of the proviso in the first sentence of this Section 1.(b)), in the event that the Board of Directors of the Company is permitted to engage in negotiations or discussions with any Person who made an unsolicited bona fide written Acquisition Proposal in accordance with Section 5.6 of the Merger Agreement, each Shareholder shall be permitted, at the request of the Board of Directors of the Company, to respond to inquiries from, and discuss such Acquisition Proposal with, the Board of Directors of the Company. Notwithstanding anything in this Agreement to the contrary, this Section 1(b) shall not be construed to limit acts taken by any Shareholder who is an individual in his or her capacity as an officer or director of the Company that do not violate any of the provisions of Section 5.6 of the Merger Agreement.
          (c) During the Agreement Period, each Shareholder will not, and he, she or it will not cause, suffer or permit any of his, her or its Affiliates to, enter into any Short Sales (as defined below).
          “Short Sale” means (i) a sale of Parent Common Stock that is marked as a short sale; (ii) any entering into or establishment of any arrangement constituting a “put equivalent position” (as defined by Rule 16a-1(h) promulgated under the Exchange Act) with respect to any Parent Common Stock; (iii) entering into any swap, option or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Parent Common Stock, whether any such swap or transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise; or (iv) the announcement of any intent to do any of the foregoing.

     Section 2. Irrevocable Proxy. Each Shareholder, revoking any proxies that he or it has heretofore granted, hereby irrevocably appoints Parent as attorney and proxy for and on behalf of such Shareholder, for and in the name, place and stead of such Shareholder, to: (a) attend any and all meetings of the shareholders of the Company; (b) vote the Shareholder’s Shares in accordance with the provisions of Sections 1(a)(ii) and (iii) at any such meeting; (c) grant or withhold in accordance with the provisions of Sections 1(a)(ii) and (iii) all written consents with respect to such Shares; and (d) represent and otherwise act for such Shareholder in the same manner and with the same effect as if such Shareholder were personally present at any such meeting. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Shareholder) until the end of the Agreement Period and shall not be terminated by operation of Law or upon the occurrence of any other event other than following a termination of this Agreement pursuant to Section 5.4. Each Shareholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution by Parent of the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Shareholder under Section 1. The irrevocable proxy set forth in this Section 2 is executed and intended to be irrevocable.
     Section 3. Representations and Warranties of Each Shareholder. Each Shareholder, severally and not jointly, represents and warrants to Parent as follows:
          3.1. Organization. If such Shareholder is not an individual, it is a limited partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has full limited partnership power and authority to own, operate and lease the properties owned or used by it and to carry on its business as and where such is now being conducted.
          3.2 Authorization. If such Shareholder is not an individual, it has full limited partnership (or other) power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If such shareholder is an individual, he or she has all requisite capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms.
          3.3. No Violation.
          (a) The execution and delivery of this Agreement by such Shareholder does not, and the consummation by such Shareholder of transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or create any obligation to make a payment to any other Person under, or result in the creation of a Lien on, or the loss of, any Shares of such Shareholder pursuant to: (i) if such Shareholder is not an individual, any provision of its certificate of limited partnership or agreement of limited partnership (or similar organizational documents with different names); or (ii) any Contract to which such Shareholder is a party or by which any of his, her or its properties or assets is bound or any Order or Law applicable to such Shareholder or his, her or its properties or assets.
          (b) No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby.
          3.4. Ownership of Schedule A Securities. Such Shareholder is the sole legal and beneficial owner of all of the shares of Company Common Stock and the other Schedule A Securities set forth next to his, or her or its name on Schedule A, free and clear of all Liens and has not entered into any voting agreement (other than this Agreement) with or granted any Person any proxy (revocable or irrevocable) with respect to such shares (other than this Agreement). Such Shareholder does not legally or beneficially own or have the right to acquire any securities of the Company other than the Schedule A Securities set forth next to his, her or its name on Schedule A. As of the time of any meeting of the shareholders of the Company referred to in Section 1(a)(i) and with respect to any written consent of the shareholders of the Company referred to in Sections 1(a)(ii) or (iii), the Shareholder will be the sole legal and beneficial owner of all of the Schedule A Securities, free and clear of all Liens, other than those Schedule A Securities to whose Transfer Parent has agreed pursuant to Section 4.
     4. No Transfers.
          (a) Each Shareholder hereby agrees that he, she or it shall not, without the prior written consent of Parent (which consent may be witheld in Parent’s sole dicretion) sell, transfer, assign, encumber or otherwise dispose (each, a “Transfer”) any Shares during the Agreement Period; provided, however, that a Shareholder may during the Agreement Period Transfer some or all of his, her or its Shares to an Affiliate (including, without limitation, in the case of a Shareholder that is a limited partnership, a limited partner) of such Shareholder who shall, concurrently with the effectiveness of such Transfer, execute and deliver to Parent a joinder to this Agreement in form and substance satisfactory to Parent.
          (b) With respect to any Shareholder’s Shares that are represented by certificates, each Shareholder shall (x) promptly (but in any event within three Business Days after the date of this Agreement), deliver each such certificate to the Company’s transfer agent in order to print, type, stamp or otherwise impress the following legend on each such certificate and (y) cause any certificates issued in exchange therefor or upon Transfer thereof (other than to Parent or any Subsidiary of Parent) to be printed, typed, stamped or otherwise impressed with the following legend:
“The shares represented by this certificate are subject to certain voting and transfer restrictions contained in the Voting Agreement and Irrevocable Proxy dated as of May 6, 2009 among Cenveo, Inc. and certain shareholders of Nashua Corporation, as the same may be amended from time to time. A copy of such Voting Agreement and Irrevocable Proxy is available at the principal executive office of Nashua Corporation.”

          (c) With respect to any Shareholder’s Shares held by a broker in such broker’s name for the benefit of such Shareholder, such Shareholder shall promptly (but in any event within one Business Day after the date of this Agreement) deliver a letter to the broker that informs the broker of such Shareholder’s obligations under this Agreement.
          (d) Each Shareholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Shares on the books of the Company in violation of this Agreement.
     Section 5. Miscellaneous.
          5.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given or made as of the date of receipt if delivered personally, sent by telecopier or facsimile (and sender shall bear the burden of proof of delivery), sent by overnight courier (providing proof of delivery) or sent by registered or certified mail (return receipt requested, postage prepaid), in each case, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):
If to Parent:
Cenveo, Inc.
201 Broad Street, 6th Floor
One Canterbury Green
Stamford, CT 106901
Attention: General Counsel
Facsimile: (203) 595-3074
with a copy to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention: Kenneth A. Lefkowitz
Facsimile: (212) 422-4726
          If to a Shareholder, to his, her or its address set forth on a signature page hereto.
     5.2. Entire Agreement; No Third Party Beneficiaries.
          (a) This Agreement constitutes the entire agreement, and supersedes all prior understandings, agreements or representations, by or among the parties hereto with respect to the subject matter hereof.
          (b) This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective permitted successors and permitted assigns.
          5.3. Assignment; Binding Effect. Neither any Shareholder, on the one hand, nor Parent, on the other hand, may assign this Agreement or any of his, her or its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written approval of Parent or the Shareholders, as applicable, and any attempted assignment without such prior written approval shall be void and without legal effect; provided, however, that Parent may assign its rights hereunder to a direct or indirect wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.
          5.4. Termination. This Agreement shall terminate on the earlier to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms; provided, however, no such termination shall relieve or release any Shareholder from any obligations or liabilities arising out of his, her or its breach of this Agreement.
          5.5. Governing Law; Consent to Jurisdiction. Except to the extent that the laws of the Commonwealth of Massachusetts are mandatorily applicable to the Merger, this Agreement and the transactions contemplated hereby, this Agreement shall be governed by and construed in accordance with the laws of the State of New York that apply to Contracts made and performed entirely within such State. Each party hereto agrees that any dispute or disagreement between or among any of the parties hereto as to the interpretation of any provision of, or the performance of obligations under, this Agreement shall be commenced and prosecuted in its entirety solely in the United States District Court for the Southern District of New York and any reviewing appellate court thereof. If the United States District Court for the Southern District of New York, or any reviewing appellate court thereof, finds that it does not have jurisdiction over the dispute or disagreement, then and only then can the parties proceed in state court and the parties hereby agree that any such dispute will only be brought in state court in New York County, New York. Each party hereto consents to personal and subject matter jurisdiction and venue in such New York federal or state courts (as the case may be) and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles, or by any other reason. The parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.
          5.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
          5.7. Enforcement of Agreement. Each Shareholder agrees that money damages or any other remedy at law would not be a sufficient or adequate remedy for any actual or threatened breach or violation of, or default under, this Agreement by such Shareholder and that, in addition to all other available remedies, Parent shall be entitled, to the fullest extent permitted by Law, to an injunction restraining such actual or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

          5.8. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          5.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
          5.10. Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
          5.11. Interpretation. Any reference to any supranational, national, state, provincial, municipal, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
          5.12. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
          5.13 Several Obligations. Each Shareholder’s obligations under this Agreement are several and not joint, and no Shareholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Shareholder.
[The next page is the signature page]

     The parties hereto have executed this Voting Agreement and Irrevocable Proxy as of the date first written above.

CENVEO, INC.
By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

[Shareholder Signatures Begin on the Next Page]

[SHAREHOLDER]

By:	/s/ Andrew B. Albert

Name: Andrew B. Albert

Address:

35 Longmeadow Road
Winnetka, IL 60093
Facsimile: (312) 267-6025
aalbert@svoco.com
[Voting Agreement and Irrevocable Proxy — Shareholder Signature Page]

[SHAREHOLDER]

By:	/s/ L. Scott Barnard

Name: L. Scott Barnard

Address:

263 Oenoke Ridge Road
New Canaan, CT 06840
Facsimile: (203) 838-5140
[Voting Agreement and Irrevocable Proxy — Shareholder Signature Page]

[SHAREHOLDER]

By:	/s/ Thomas G. Brooker

Name: Thomas G. Brooker
Title: President and CEO

Address:

1156 S. Grove
Oak Park, IL 60304
Facsimile: (______) _____-
[Voting Agreement and Irrevocable Proxy — Shareholder Signature Page]

[SHAREHOLDER]

By:	/s/ Avrum Gray

Name: Avrum Gray

Address:

Facsimile: ( ) _____-
[Voting Agreement and Irrevocable Proxy — Shareholder Signature Page]

[SHAREHOLDER]

By:	/s/ Michael Leatherman

Name: Michael Leatherman
Title: Director

Address:

22451 Merritton Rd.
Frankfort, IL 60423
Facsimile: (630) 596-4449
[Voting Agreement and Irrevocable Proxy — Shareholder Signature Page]

[SHAREHOLDER]

By: /s	/ Todd McKeown

Name: Todd McKeown
Title: Vice President Sales and Marketing

Address:

2908 Comstock Ct.
Naperville, IL 60564
Facsimile: ( ) ____-
[Voting Agreement and Irrevocable Proxy — Shareholder Signature Page]

[SHAREHOLDER]

By:	/s/ John L. Patenaude

Name: John L. Patenaude

Address:

1 Timber LN
Hudson, NH 03051
Facsimile: (603) 880-2633
[Voting Agreement and Irrevocable Proxy — Shareholder Signature Page]

[SHAREHOLDER]

By:	/s/ Mark Schwarz

Name: Mark Schwarz

Address:

c/o Newcastle Capital Management, L.P.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
Facsimile: (214) 661-7475
[Voting Agreement and Irrevocable Proxy — Shareholder Signature Page]

Newcastle Partners, L.P.

By:	/s/ Mark E. Schwarz

Name:	Mark E. Schwarz
Title:	CEO, Newcastle Capital Management, L.P., its General Partner

Address:

200 Crescent Court, Suite 1400
Dallas, Texas 75201
Facsimile: (214) 661-7475
[Voting Agreement and Irrevocable Proxy — Shareholder Signature Page]

SCHEDULE A

	Shares of	Other
Name	Company Common Stock	Schedule A Securities
Andrew B. Albert	87,120	8,095	(1)
L. Scott Barnard	6,000	18,095	(2)
Thomas G. Brooker	140,190	0
Avrum Gray (6)	86,718	20,795	(3)
Michael T. Leatherman	100	8,095	(1)
Todd McKeown	66,841	0
John Patenaude	60,868	65,000	(4)
Mark Schwarz (7)	4,802	15,795	(5)
Newcastle Partners, L.P.	798,437

(1)	Includes 8,095 restricted stock units, all of which are vested as of the date of the Agreement.

(2)	Includes 10,000 stock options and 8,095 restricted stock units, all of which are vested as of the date of the Agreement.

(3)	Includes 12,700 stock options and 8,095 restricted stock units, all of which are vested as of the date of the Agreement..

(4)	Includes 65,000 stock options, all of which are vested as of the date of the Agreement..

(5)	Includes 7,700 stock options and 8,095 restricted stock units, all of which are vested as of the date of the Agreement.

(6)	Includes 14,000 shares held by GF Limited Partnership in which Mr. Gray is a general partner and 10,967 shares held by AVG Limited Partnership in which Mr. Gray is a general partner. Mr. Gray disclaims beneficial ownership of these shares. Also includes 53,749 shares

A-1

held by JYG Limited Partnership in which Mr. Gray’s spouse is a general partner. Mr. Gray disclaims beneficial ownership of these shares.

(7)	Mr. Schwarz, as the managing member of Newcastle Capital Group, LLC (the general partner of Newcastle Capital Management, L.P., which in turn is the general partner of Newcastle Partners, L.P.), may also be deemed to beneficially own 798,437 shares of Common Stock beneficially owned by Newcastle Partners, L.P., which shares are subject to this Voting Agreement.

A-2